                                                                   Exhibit 10.1
                                                                   ------------

MYRIAD GENETICS, INC. HAS OMITTED FROM THIS EXHIBIT 10.1 PORTIONS OF THE AGREEMENT FOR WHICH MYRIAD GENETICS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR
WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "[   ]" AND SUCH
CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                    PATENT AND TECHNOLOGY LICENSE AGREEMENT

This thirteen (13) page AGREEMENT ("AGREEMENT") is made on this 26th day of September, 1996 by and between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("MDA"), a component Institution of the SYSTEM and Myriad Genetics, Inc., a Delaware corporation having a principal place of business located at 390 Wakara Way, Salt Lake City, Utah 84108 ("LICENSEE").

                               TABLE OF CONTENTS


               RECITALS....................................................   3

I.             EFFECTIVE DATE..............................................   3

II.            DEFINITIONS.................................................   3

III.           LICENSE.....................................................   4

IV.            CONSIDERATION, PAYMENTS AND REPORTS.........................   5

V.             PUBLICATION.................................................   8

VI.            PATENTS AND INVENTIONS......................................   8

VII.           INFRINGEMENT BY THIRD PARTIES...............................   8

VIII.          PATENT MARKING..............................................   9

IX.            INDEMNIFICATION.............................................   9

X.             USE OF BOARD AND COMPONENT'S NAME...........................   9

XI.            CONFIDENTIAL INFORMATION....................................  10

XII.           ASSIGNMENT..................................................  10

XIII.          TERMS AND TERMINATION.......................................  10



XIV.           WARRANTY:  SUPERIOR-RIGHTS..................................  12

XV.            GENERAL.....................................................  13

               SIGNATURES..................................................  14

               EXHIBIT I...................................................  15

                                    RECITALS

A. BOARD owns certain TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at MDA, a component institution of SYSTEM.

B. BOARD desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, MDA, the inventor, and the public as outlined in the Intellectual Property Policy promulgated by the BOARD.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                               I.  EFFECTIVE DATE

1.1 Subject to approval by BOARD, this AGREEMENT shall be effective as of the date written herein above ("EFFECTIVE DATE").


                                II.  DEFINITIONS

As used in this AGREEMENT, the following terms shall have the meanings indicated:

2.1 AFFILIATE shall mean any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

2.2  LICENSED FIELD shall mean [
                                                               ]
2.3 LICENSED PRODUCTS shall mean any product or service SOLD by LICENSEE comprising or making use of LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.4 LICENSED SUBJECT MATTER shall mean inventions and discoveries defined herein as PATENT RIGHTS or as TECHNOLOGY RIGHTS.

2.5  LICENSED TERRITORY shall mean the entire world.

2.6 NET SALES shall mean the gross amounts invoiced by LICENSEE from the SALE of LICENSED PRODUCTS less sales discounts actually granted in amounts customary in the trade,

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

     including but not limited to pharmacy incentive programs and all other similar sales incentive programs, all governmental and healthcare rebates, hospital performance incentive program rebates or charge backs, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, insurance and postage, amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount) and any uncollectable amounts owed to LICENSEE from SALES of LICENSED PRODUCTS.

2.7 PATENT RIGHTS shall only mean any and all of BOARD'S rights in information or discoveries claimed in invention disclosures, patents, and/or patent applications, whether domestic or foreign, and all divisionals, substitutions, renewals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon as set forth in Exhibit I hereto, subject to the limitations, if any, set forth therein.

2.8 SALE or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or an AFFILIATE.

2.9 Subject to the limitations, if any, set forth in Exhibit I hereto, TECHNOLOGY RIGHTS shall mean BOARD'S rights in any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data created by the inventors listed in Exhibit I hereto and relating to the subject matter of PATENT RIGHTS which is not claimed in PATENT RIGHTS but which is necessary for practicing PATENT RIGHTS.


                                 III.  LICENSE

3.1  BOARD, through MDA, hereby grants to LICENSEE [




                                                       ] This grant shall be
     subject to Paragraph 14.2 and 14.3, herein below, the payment by LICENSEE to BOARD of all consideration as provided in Paragraph 4.2 of this AGREEMENT, and shall be further subject to rights retained by BOARD and MDA to:

     [
                                                                             ]

      [

                                                                             ]

3.2 LICENSEE shall have the right to extend the license granted herein to any AFFILIATE provided that such AFFILIATE consents to be bound by all of the terms and conditions of this AGREEMENT.

3.3 Subject to the Paragraph 3.4 herein below, LICENSEE shall have the right to grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE shall be responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from sublicensees. In the event a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect any and all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4 LICENSEE agrees to deliver to MDA a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination.

3.5 Upon termination of this AGREEMENT, BOARD and MDA agree to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that such sublicensees consent in writing to be bound by all of the terms and conditions of this AGREEMENT.


                    IV.  CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

     [




                                     ]
                                -5-

     [






















                           ]
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

          [







                                                             ]

4.2 During the Term of this AGREEMENT and for one (1) year thereafter, LICENSEE shall keep complete and accurate records of its and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS to enable the royalties payable hereunder to be determined. LICENSEE shall permit MDA or its representatives, at MDA's expense, to periodically examine its books, ledgers, and records once annually during regular business hours and with reasonable advanced notice for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. In the event that the amounts due to MDA are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the total amount due during the period of time so examined, LICENSEE shall pay the cost of such examination, and accrued interest at the highest allowable rate.

4.3 Upon the request of MDA but not more often than once per calendar year, LICENSEE shall deliver to MDA a written report as to LICENSEE'S (and sublicensees') efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE'S (and sublicensees') commercialization plans for the upcoming year.

4.4 All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to The University of Texas M. D. Anderson Cancer Center and mailed by U.S. Mail to Box 297402, Houston, Texas 77297 Attention: Manager, Sponsored Programs.

4.5 No payments due or royalty rates under this AGREEMENT shall be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including LICENSEE.


                                V.  PUBLICATION

5.1  [




                                              ]
5.2  [

                                                                           ]

                          VI.  PATENTS AND INVENTIONS

6.1 If after consultation with LICENSEE it is agreed by MDA and LICENSEE that a new patent application should be filed for LICENSED SUBJECT MATTER, MDA will prepare and file appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies MDA that it does not intend to pay the cost of an application, or the prosecution or maintenance thereof in a national political jurisdiction, then MDA may file, prosecute or maintain such application at its own expense and LICENSEE shall have no rights to such patent application or patent in that national political jurisdiction. MDA shall provide LICENSEE with a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof.


                      VII.  INFRINGEMENT BY THIRD PARTIES

7.1 LICENSEE shall have the obligation of enforcing at its expense any patent exclusively licensed hereunder against infringement by third parties and shall be entitled to retain recovery from such enforcement. LICENSEE shall pay MDA a royalty on any monetary recovery to the extent that such monetary recovery by LICENSEE is held to be damages or a reasonable royalty in lieu thereof. In the event that LICENSEE does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then BOARD and MDA shall have the right to enforce any patent licensed hereunder on behalf of itself and LICENSEE, with MDA retaining all recoveries from such enforcement.

7.2 In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.

7.3 In the event that an action for infringement is brought against LICENSEE, its AFFILIATES or sublicensees by a third party because of manufacture, use or sale of LICENSED PRODUCTS, LICENSEE shall defend, at its own cost, any such third party claim or action. MDA shall cooperate fully in such defense and furnish to LICENSEE all evidence and assistance.


                             VIII.  PATENT MARKING

8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefor, sold by LICENSEE, SUBSIDIARIES, and sublicensees of LICENSEE will be marked permanently and legibly with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent law, including Title 35, United States Code.


                               IX.INDEMNIFICATION

9.1 LICENSEE shall hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents from and against any claims, demand, or causes of action whatsoever, costs of suit and reasonable attorney's fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives.


                     X.  USE OF BOARD AND COMPONENT'S NAME

10.1 LICENSEE shall not use the name of (or the name of any employee of) MDA, SYSTEM or BOARD without the advance, express written consent of BOARD secured through:

          The University of Texas
          M. D. Anderson Cancer Center
          Office of Public Affairs
          1515 Holcombe Boulevard
          Box 229
          Houston, Texas  77030
          ATTENTION:  Stephen C. Stuyck


                         XI.  CONFIDENTIAL INFORMATION

11.1 MDA and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required to be submitted to a government agency pursuant to any preexisting obligation.

11.2 MDA'S and LICENSEE'S obligation of confidence hereunder shall be fulfilled by using the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of three (3) years thereafter.


                                XII.  ASSIGNMENT

12.1 Except in connection with merger, consolidation or sale of substantially all of LICENSEE'S assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD.


                          XIII.  TERMS AND TERMINATION

13.1 Subject to Articles 13.2, 13.3 and 13.4 herein below, the term of this AGREEMENT shall extend from the Effective Date set forth herein above to
     (i) the full end of the term or terms for which PATENT RIGHTS have not expired, or (ii) if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen (15) years.

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

13.2 [











                               ]

13.3 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

     (a) automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise; or

     (b) (i) upon thirty (30) days written notice by MDA if LICENSEE shall breach or default on the payment obligations of ARTICLE IV, or use of name obligations of ARTICLE X; or (ii) upon ninety (90) days written notice by MDA if LICENSEE shall breach or default on any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of such thirty (30) or ninety (90) day period if LICENSEE provides notice and accurate, written evidence satisfactory to MDA that such breach has been cured and the manner of such cure; or

     (c) at any time by mutual written agreement between LICENSEE, MDA and BOARD, or without cause upon one hundred eighty (180) days written notice by LICENSEE to MDA and, subject to any terms herein which survive termination.

13.4 Upon termination of this AGREEMENT for any cause:

     (a) nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.

     (b) LICENSEE covenants and agrees to be bound by the provisions of ARTICLES IX, X AND XI of this AGREEMENT.

     (c) LICENSEE may, after the effective date of such termination, sell all LICENSED PRODUCTS and parts therefore that it may have on hand at the date of termination, provided that LICENSEE pays the earned royalty thereon and any other amounts due pursuant to ARTICLE IV of this AGREEMENT.


                        XIV.  WARRANTY:  SUPERIOR-RIGHTS

14.1 Expect for the rights, if any, of the Government of the Unite States as set forth herein below, BOARD represents and warrants its belief that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and that it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

14.3 LICENSEE understands and agrees that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in anyway by BOARD, SYSTEM, MDA or employees thereof to enter into this Agreement, and further warrants and represents that (i) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to Article XIV herein and all other matters pertaining to this Agreement; and (ii) LICENSEE has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.


                                  XV.  GENERAL

15.1 This AGREEMENT constitutes the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

15.2 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of BOARD to:

                         BOARD OF REGENTS
                         The University of Texas System
                         201 West Seventh Street
                         Austin, Texas 78701
                         ATTENTION:  Office of General Counsel

     with copy to:       The University of Texas
                         M. D. Andersen Cancer Center
                         Office of Technology Development
                         1020 Holcombe Boulevard, Suite 1405
                         Houston, Texas  77030
                         ATTENTION:  William J. Doty

     or in the case of
     LICENSEE to:        Myriad Genetics, Inc.
                         390 Wakara Way
                         Salt Lake City, Utah  84108

                         ATTENTION:  President

     or such other address as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE covenants and agrees to comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

15.5 Failure of BOARD to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

15.7 If any provision of this AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this AGREEMENT.

IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.


THE UNIVERSITY OF TEXAS               BOARD OF REGENTS OF THE
M. D. ANDERSON CANCER CENTER          UNIVERSITY OF TEXAS SYSTEM


By   /s/ David J. Bachrach            By   /s/ Ray Farabee
  -----------------------------         ----------------------------
     David J. Bachrach                     Ray Farabee
     Executive Vice President              Vice Chancellor and
     for Administration and Finance        General Counsel


APPROVED AS TO CONTENT:                    APPROVED AS TO FORM:


By   /s/ William J. Doty              By   /s/ Dudley R. Dobie, Jr.
  -----------------------------         ----------------------------
     William J. Doty                       Dudley R. Dobie, Jr.
     Director, Technology                  Manager, Intellectual
     Development                           Property


MYRIAD GENETICS, INC.


By   /s/ Peter D. Meldrum
  -----------------------------
     Peter D. Meldrum
     President and CEO

                                   EXHIBIT I

[




                                                                          ]

THE DATA REFERENCED ABOVE IS AGREED TO BE CONFIDENTIAL AND SUBJECT TO THE CONDITIONS OF ARTICLE XI OF THE AGREEMENT TO WHICH THIS EXHIBIT IS ATTACHED.

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